Exhibit 99.1

Lifeloc Reports Third Quarter 2024 Results

WHEAT RIDGE, Colo., November 12, 2024 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the quarter ended September 30, 2024.

Third Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $2.087 million in the third quarter of 2024, resulting in a quarterly net loss of $(158) thousand, or $(0.06) per diluted share. These results compare to net revenue of $2.696 million and quarterly net profit of $110 thousand, or $0.04 per diluted share in the third quarter of 2023. Revenue for the quarter decreased 23% versus the third quarter last year. This decrease year-over-year was caused in part by sales in the third quarter last year benefitting from the relief of supply constraints, which allowed completion of order backlogs. Nine-month 2024 net revenues of $6.628 million and a net loss of $(740) thousand, or $(0.30) per diluted share, compared to net revenue of $7.140 million and a net profit of $111 thousand, or $0.05 per diluted share, for the same nine months of 2023. Total gross margin in the third quarter improved to 43.7% versus 41.5% for the same quarter last year. For the first nine months of 2024 gross margin was 41.4% versus 43.4% for the same period last year.

The gross margin improvement in the third quarter was primarily a result of product sales mix. The margin decline for the nine months of 2024 was a result of general cost inflation which the company is working to address through pricing. The losses for the quarter and year to date were caused primarily by the high research and development costs with the push to SpinDx commercialization.

We believe our core alcohol detection product line-up is strong. The L-series LX9 and LT7 units have features and performance that have driven market penetration by meeting previously unaddressable market needs, such as smart phone pairing, wider temperature use ranges and fast customization that incorporates local languages. We expect that sales of our newer L-series devices will be incremental to FC-series devices rather than displacing FC sales. The L-series devices have been certified to meet the requirements of most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors. Our FC-series devices remain popular with many law enforcement and international organizations. Our Easycal® automated calibration station, the only automated calibration available for portable breath alcohol testers, builds valuable protection around our brand and contributes to market share gains by the workplace Phoenix® 6.0 BT and EV 30 devices.

We believe our most important goal and best opportunity remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s proven capability to build easy-to-use portable testing equipment. We are therefore focusing our research and development efforts on leveraging the SpinDx™ technology platform, sometimes referred to as “Lab on a Disk,” to develop a series of devices and tests that can be used at roadside and in emergency rooms, forensic labs and workplace test sites to achieve a rapid and quantitative measure for a panel of drugs of abuse. The initial product release is projected to be a device with a disk that allows for detection of delta-9-THC (the major intoxicating component of the cannabis plant) from a test subject’s saliva, followed by a disk for a panel of other drugs. SpinDx has been demonstrated in our laboratory to effectively detect for delta-9-THC, cocaine, fentanyl, amphetamine methamphetamine, morphine, MDMA, and benzodiazepines. Testing has validated the SpinDx measurement technology against the definitive standard liquid chromatography-mass spectroscopy (LCMS) measurement utilizing human samples.  The LCMS data have validated the SpinDx test results on real-world human saliva tests at a limit of detection of approximately 10 ng/ml. With our research and development work, we continue to improve our technology’s robustness, speed, and convenience of operation. We are currently performing validation testing of the microfluidic action and full drug assay within the current disk design before this transitions into production tooling. We plan to start beta testing of our SpinDx saliva testing system utilizing the delta-9-THC disks later this quarter using prototype readers as shown in the photograph below. Commercial launch of our first SpinDx application is projected to occur later in 2025. Following initial commercialization, we expect more offerings from this technology platform to include expanded drug panels and samples collected from blood and breath. Following the release of our SpinDx saliva testing system, we expect to accelerate development of combining our LX9 breathalyzer with the THC SpinDx detection unit, to produce our roadside marijuana breathalyzer system.

“We believe we are getting close to validating and launching our device into rapid drug testing,” said Dr. Wayne Willkomm, Lifeloc’s chief executive officer. “We anticipate continued high research and development expenses in this final push toward commercialization. With the rising demand for saliva drug testing, the initial release of SpinDx to the market becomes more urgent and valuable.”

In anticipation of declining cash because of the high research and development investment in SpinDx, the company has sought to strengthen its financial resources. Early in the third quarter the Company closed on a $750,000 line of credit with Citywide Banks as well as a private placement of 210,000 shares of the Company’s common stock at $3.80 per share, resulting in a $798,000 capital injection to assist the SpinDx development in moving forward to testing and commercialization.

“The small private placement was very efficient,” said Dr. Willkomm, “with no underwriting costs and minimizing shareholder dilution.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, performance, expectations about new and existing products, market demand, economic conditions, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Phoenix® and Easycal® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Condensed Balance Sheets (Unaudited)

ASSETS
	September 30, 2024	December 31, 2023
CURRENT ASSETS:
Cash	$841,621	$1,766,621
Accounts receivable, net	611,439	812,126
Inventories, net	3,160,200	3,024,834
Federal and state income taxes receivable	60,420	—
Prepaid expenses and other	89,049	105,967
Total current assets	4,762,729	5,709,548

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	1,349,839	1,154,803
Training courses	432,375	432,375
Office equipment, software and space modifications	254,333	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	725,556	480,684
Research and development equipment, software and space modifications not in service	147,615	—
Less accumulated depreciation	(3,511,125)	(3,326,837)
Total property and equipment, net	2,441,124	2,000,174

OTHER ASSETS:
Patents, net	80,517	64,439
Deposits and other	12,261	111,157
Deferred taxes	1,046,493	806,652
Total other assets	1,139,271	982,248
Total assets	$8,343,124	$8,691,970

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$328,528	$402,231
Term loan payable, current portion	52,789	51,588
Income taxes payable	—	44,952
Customer deposits	28,940	195,719
Accrued expenses	270,932	329,311
Deferred revenue, current portion	56,090	79,036
Reserve for warranty expense	46,500	46,500
Total current liabilities	783,779	1,149,337

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,132,066	1,170,243

DEFERRED REVENUE, net of current portion	8,575	11,565
Total liabilities	1,924,420	2,331,145

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares authorized, 2,664,116 shares outstanding at September 30, 2024 (2,454,116 outstanding at December 31, 2023)	5,466,014	4,668,014
Retained earnings	952,690	1,692,811
Total stockholders' equity	6,418,704	6,360,825
Total liabilities and stockholders' equity	$8,343,124	$8,691,970

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Loss) (Unaudited)

	Three Months Ended September 30,
REVENUES:	2024	2023
Product sales	$2,075,994	$2,676,872
Royalties	3,016	5,063
Rental income	8,316	13,573
Total	2,087,326	2,695,508

COST OF SALES	1,175,374	1,576,117

GROSS PROFIT	911,952	1,119,391

OPERATING EXPENSES:
Research and development	521,107	516,174
Sales and marketing	329,716	309,898
General and administrative	269,450	269,593
Total	1,120,273	1,095,665

OPERATING INCOME (LOSS)	(208,321)	23,726

OTHER INCOME (EXPENSE):
Interest income	9,525	17,678
Interest expense	(10,019)	(10,494)
Total	(494)	7,184

NET INCOME (LOSS) BEFORE BENEFIT FROM (PROVISION FOR) TAXES	(208,815)	30,910

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	50,488	78,693

NET INCOME (LOSS)	$(158,327)	$109,603

NET INCOME (LOSS) PER SHARE, BASIC	$(0.06)	$0.04

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.06)	$0.04

WEIGHTED AVERAGE SHARES, BASIC	2,611,616	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,611,616	2,454,116

=

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Loss) (Unaudited)

	Nine Months Ended September 30,
REVENUES:	2024	2023
Product sales	$6,580,861	$7,056,638
Royalties	22,776	23,419
Rental income	24,462	60,351
Total	6,628,099	7,140,408

COST OF SALES	3,887,244	4,043,146

GROSS PROFIT	2,740,855	3,097,262

OPERATING EXPENSES:
Research and development	1,738,982	1,308,721
Sales and marketing	1,040,099	897,856
General and administrative	947,384	872,724
Total	3,726,465	3,079,301

OPERATING INCOME (LOSS)	(985,610)	17,961

OTHER INCOME (EXPENSE):
Interest income	35,874	46,678
Interest expense	(30,226)	(31,319)
Total	5,648	15,359

NET INCOME (LOSS) BEFORE BENEFIT FROM (PROVISION FOR) TAXES	(979,962)	33,320

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	239,841	77,640

NET INCOME (LOSS)	$(740,121)	$110,960

NET INCOME (LOSS) PER SHARE, BASIC	$(0.30)	$0.05

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.30)	$0.05

WEIGHTED AVERAGE SHARES, BASIC	2,506,999	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,506,999	2,454,116

Lifeloc Technologies, Inc.

Statements of Stockholders' Equity (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total stockholders' equity, beginning balances	$5,779,031	$6,156,568	$6,360,825	$6,155,211

Common stock:
Beginning balances	4,668,014	4,668,014	4,668,014	4,668,014
Issuance of 210,000 shares at $3.80 per share	798,000	—	798,000	—
Ending balances	5,466,014	4,668,014	5,466,014	4,668,014

Retained earnings:
Beginning balances	1,111,017	1,488,554	1,692,811	1,487,197
Net income (loss)	(158,327)	109,603	(740,121)	110,960
Ending balances	952,690	1,598,157	952,690	1,598,157

Total stockholders' equity, ending balances	$6,418,704	$6,266,171	$6,418,704	$6,266,171

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2024	2023
Net income (loss)	$(740,121)	$110,960
Adjustments to reconcile net income (loss) to net cash (used in) operating activities-
Depreciation and amortization	193,096	198,471
Provision for doubtful accounts, net change	1,000	—
Provision for inventory obsolescence, net change	52,500	—
Deferred taxes, net change	(239,841)	(114,116)
Changes in operating assets and liabilities-
Accounts receivable	199,687	(81,388)
Inventories	(187,866)	(179,943)
Federal and state income taxes receivable	(60,420)	107,575
Prepaid expenses and other	16,918	(207,149)
Deposits and other	98,896	—
Accounts payable	(73,703)	87,870
Income taxes payable	(44,952)	36,476
Customer deposits	(166,779)	(16,557)
Accrued expenses	(58,379)	(82,738)
Deferred revenue	(25,936)	(13,339)
Net cash (used in) operating activities	(1,035,900)	(153,878)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(477,623)	(21,611)

Purchases of research and development equipment, software, and space modifications not in service	(147,615)	—
Patent filing expense	(21,708)	(1,404)
Net cash (used in) investing activities	(646,946)	(23,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(40,154)	(38,988)
Proceeds from issuance of 210,000 shares of common stock at $3.80 per share	798,000	—
Net cash provided by (used in) financing activities	757,846	(38,988)

NET (DECREASE) IN CASH	(925,000)	(215,881)

CASH, BEGINNING OF PERIOD	1,766,621	2,352,754

CASH, END OF PERIOD	$841,621	$2,136,873

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$27,048	$28,091

Cash paid for income tax	$60,420	$—